As  filed  with  the  Securities  and  Exchange  Commission  on  May  20, 1997

Registration  No.  333-


SECURITIES  AND  EXCHANGE  COMMISSION

Washington,  D.C.  20549


FORM  S-8
Registration  Statement
Under
The  Securities  Act  of  1933


ALLTRISTA  CORPORATION
(Exact  name  of  registrant  as  specified  in  its  charter)

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

Indiana                                            35-1828377
(State or other jurisdiction                 (I.R.S. Employer
of incorporation or organization)         Identification No.)

345 South High Street, Muncie, Indiana             47305-2326
(Address of Principal Executive Offices)           (Zip Code)
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ALLTRISTA CORPORATION 1996 EMPLOYEE  STOCK  PURCHASE  PLAN
(Full  title  of  the  plan)

CT Corporation System, One North Capitol Avenue, Indianapolis, Indiana 46204 (Name and address of agent for service)

(800)  475-1212
(Telephone  number,  including  area  code,  of  agent  for  service)

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Calculation  of  Registration  Fee



                       AMOUNT          PROPOSED MAXIMUM    PROPOSED MAXIMUM      AMOUNT OF
TITLE OF SECURITIES    TO BE           OFFERING PRICE      AGGREGATE OFFERING    REGISTRATION
TO BE REGISTERED       REGISTERED      PER UNIT(2)         PRICE(2)              FEE

Common Stock           100,000 shares  $ 21.75             $ 2,175,000.00        $ 660.00
(including Preferred
Stock Purchase
Rights)(1)

(1)      Each share of Alltrista Common Stock includes a right ("Alltrista Right") to purchase
Series  A  Junior  Participating Preferred Stock of Alltrista or, under certain circumstances,
Alltrista  Common  Stock,  cash,  property  or  other  securities  of  Alltrista.
(2)     The offering price is estimated solely for the purpose of determining the registration fee  and  is  based  upon the average high and low prices for the Registrant's Common Stock on
NASDAQ  on  May  13,  1997,  pursuant  to  Rule  457(h).
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
     REGISTRATION  OF  ADDITIONAL  SECURITIES

     On  March  31,  1993,  Alltrista  Corporation  (the  "Company"),  filed a
Registration  Statement  (File  No.  33-60624)  on  Form  S-8  (the  "Initial
Registration Statement") covering 300,000 shares of the Company's common stock, no par value (the "Common Stock"), eligible for purchase by employees of the Company pursuant to the Employee Stock Purchase Plan of Alltrista Corporation (the "Plan").

     On March 21, 1996, the Company's Board of Directors approved a resolution amending and restating the Plan (the "Amended Plan") to increase the number of shares of Common Stock available for purchase pursuant to the Plan. The remaining terms of the Amended Plan are substantially the same as the terms of the Plan. On May 16, 1996 the Company's shareholders approved the Amended Plan. Therefore, the total number of shares of Common Stock currently registered for issuance pursuant to the Plan is 400,000, and this Registration Statement covers the additional 100,000 shares of Common Stock to be registered hereunder.

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Item  8.          Exhibits

EXHIBIT



 4.1  ALLTRISTA CORPORATION 1996 EMPLOYEE  STOCK  PURCHASE  PLAN

 5.1  Opinion of Ice Miller Donadio & Ryan

24.1  Consent of Independent Accountants, Price Waterhouse LLP

24.2  Consent of Ice Miller Donadio & Ryan (contained in Exhibit 5.1)
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     SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on May 15, 1997.

ALLTRISTA  CORPORATION
(Registrant)

By:
/s/  Thomas  B.  Clark
Thomas  B.  Clark
President  and  Chief  Executive  Officer

Pursuant to the requirements of the Securities Exchange Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

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

                           Capacity; Date

/S/ Thomas B. Clark        President and Chief Executive Officer
Thomas B. Clark            (Principal Executive Officer); Director
                           May 15, 1997

/S/ Kevin D. Bower         Vice President of Finance and Controller
Kevin D. Bower             (Principal Financial Officer)
                           May 15, 1997

/S/ William L. Peterson    Chairman of the Board
William L. Peterson        May 15, 1997

/S/ William A. Foley       Director
William A. Foley           May 15, 1997

/S/ Robert E. Fowler, Jr.  Director
Robert E. Fowler, Jr.      May 15, 1997

/S/ Richard L. Molen       Director
Richard L. Molen           May 15, 1997

/S/ Patrick W. Rooney      Director
Patrick W. Rooney          May 15, 1997

/S/ David L. Swift         Director
David L. Swift             May 15, 1997
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EXHIBIT  INDEX

Exhibits  delivered  for  filing with this Registration Statement on Form S-8:



 4.1  ALLTRISTA CORPORATION 1996 EMPLOYEE  STOCK  PURCHASE  PLAN

 5.1  Opinion of Ice Miller Donadio & Ryan

24.1  Consent of Independent Accountants, Price Waterhouse LLP

24.2  Consent of Ice Miller Donadio & Ryan (contained in Exhibit 5.1)

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